EXHIBIT 10.1

CHANGE IN CONTROL SEVERANCE AGREEMENT

This CHANGE IN CONTROL AGREEMENT (this “Agreement”) is made by and between QuinStreet, Inc., a Delaware corporation (the “Company”), and ______________ (the “Executive”) and is dated as of the date signed by the Executive (the “Effective Date”).

WHEREAS, the Company considers it essential to the best interests of its stockholders to foster the continuous employment of key management personnel;

WHEREAS, the Board of Directors of the Company (the “Board”) and its Compensation Committee (the “Committee”) recognize that, as is the case with many publicly-held corporations, the possibility of a Change in Control (as defined below) exists, and that such possibility, and the uncertainty and questions which it may raise among management, could result in the departure or distraction of management personnel to the detriment of the Company and its stockholders; and

WHEREAS, the Board and the Committee have determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company’s management, including the Executive, to their assigned duties without distraction in light of the possibility of a Change in Control, and to ensure Company executive compensation practices are competitive with market practices in the recruiting and retention of management personnel;

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Employee hereby agree as follows.

Section 1.Definitions.  As hereinafter used:

“Cause” shall mean the occurrence of any of the following:

(i)Any act or omission which constitutes a material willful breach of the Executive’s material obligations to the Company or the Executive’s continued and willful refusal to substantially perform the duties reasonably required of the Executive, either of which results in material injury to the interest or business reputation of the Company and which breach, failure or refusal (if susceptible to cure) is not corrected (other than failure to correct by reason of the Executive’s incapacity due to physical or mental illness) within 30 days after written notification thereof to the Executive by the Company; provided that no act or failure to act on the Executive’s part shall be deemed willful unless done or omitted to be done by the Executive not in good faith and without reasonable belief that the Executive’s action or omission was in the best interest of the Company;

(ii)The Executive’s commission of any dishonest or fraudulent act, or any other act or omission with respect to the Company, which has caused or may reasonably be expected to cause a material injury to the interest or business reputation of the Company and which act or omission is not successfully refuted by the Executive within 30 days after written notification thereof to the Executive by the Company;

(iii)The Executive’s plea of guilty or nolo contendere to or conviction of a felony under the laws of the United States or any state thereof or any other plea or confession of a similar crime in a jurisdiction in which the Company conducts business; or

(iv) The Executive’s commission of a fraudulent act or participation in misconduct which leads to a material restatement of the Company’s financial statements.

“Change in Control” shall be deemed to have occurred if any of the following conditions shall have been satisfied:

(i) Any one person or more than one person acting as a group (as determined under Section 409A of the Code), other than (A) any employee plan established by the Company, (B) the Company or any of its affiliates (as defined in Rule 12b-2 promulgated under the Exchange Act), (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company, is or becomes, during any 12-month period, the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person(s) any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 50% or more of the total voting power of the stock of the Company; provided that the provisions of this subsection (i) are not intended to apply to or include as a Change in Control any transaction that is specifically excepted from the definition of Change in Control under subsection (iii) below;

(ii) A change in the composition of the Board such that, during any 12-month period, the individuals who, as of the beginning of such period, constitute the Board (the “Existing Board”) cease for any reason to constitute at least 50% of the Board; provided, however, that any individual becoming a member of the Board subsequent to the beginning of such period whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors immediately prior to the date of such appointment or election shall be considered as though such individual were a member of the Existing Board; and provided, further, however, that, notwithstanding the foregoing, no individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 or Regulation 14A promulgated under the Exchange Act or successor statutes or rules containing analogous concepts) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or “person” other than the Board, shall in any event be considered to be a member of the Existing Board;

(iii) The consummation of a merger or consolidation of the Company with any other corporation or other entity, or the issuance of voting securities in connection with a merger or consolidation of the Company pursuant to applicable stock exchange requirements; provided that immediately following such merger or consolidation the voting securities of the Company outstanding immediately prior thereto do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity of such merger or consolidation or parent entity thereof) 50% or more of the total voting power of the Company’s stock (or if the Company is not the surviving entity of such merger or consolidation, 50% or more of the total voting power of the stock of such surviving entity or parent entity thereof); and provided, further, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (as determined under Section 409A of the Code) is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 50% or more of either the then-outstanding shares of Company common stock or the combined voting power of the Company’s then-outstanding voting securities shall not be considered a Change in Control; or

(iv) The sale or disposition by the Company of all or substantially all of the Company’s assets in which any one person or more than one person acting as a group (as determined under Section 409A of the Code) acquires (or has acquired during the 12- month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.

Notwithstanding the foregoing, (1) no Change in Control shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of Company common stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns substantially all of the assets of the Company immediately prior to such transaction or series of transactions and (2) no event or circumstances described in any of clauses (i) through (iv) above shall constitute a Change in Control unless such event or circumstances also constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets, as defined in Section 409A of the Code. In addition, no Change in Control shall be deemed to have occurred upon the acquisition of additional control of the Company by any one person or more than one person acting as a group that is considered to effectively control the Company.

Terms used in the definition of a Change in Control shall be as defined or interpreted pursuant to Section 409A of the Code.

“Change in Control Period” means the period starting 3 months prior to a Change in Control and ending 12 months period following such Change in Control.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Equity Awards” means all outstanding Company equity awards (including, without limitation, stock options, restricted stock units, performance-based stock units, and restricted stock), together with any cash, assumed or converted awards into which the foregoing have been converted pursuant to a transaction agreement with respect to a Change in Control, that the Executive holds on a given date.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Good Reason” shall mean the occurrence of any of the following:

(i) Any material diminution in the Executive’s title, position, responsibilities, authority, line of reporting, or reporting responsibilities, including any such diminution resulting from a transaction in which the Company is no longer a public company;

(ii) Any reduction in the Executive’s annual base salary or annual target cash bonus opportunity;

(iii) A relocation of more than 25 miles from the location of the Executive’s principal job location or office prior to a Change in Control; or

(iv) Any other action or inaction that constitutes a material breach by the Company of any agreement pursuant to which the Executive provides services to the Company or failure by a successor or assignee of the Company to assume (by operation of law or contract) this Agreement;

provided, that the Executive provides the Company with a written notice indicating the Executive’s intent to terminate his or her employment for Good Reason within 90 days of the Executive becoming aware of any circumstances set forth above, that the Executive provides the Company with at least 30 days following receipt of such notice to remedy such circumstances, and if not remedied, Executive terminates employment within 60 days following the date of such written notice.

“Qualifying Termination” means a termination of Executive’s employment (x) by the Company or an affiliate without Cause or (y) by the Executive for Good Reason.

“Release” means a general release of claims substantially in the form attached as Exhibit A hereto.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Separation from Service” means the Executive’s termination of employment with the Company and its Affiliates (which shall be interpreted in accordance with the requirements of Section 409A to the extent required).

“Term” shall mean the period commencing on the Effective Date and ending on the third anniversary thereof, provided, that commencing on the third anniversary of the date hereof and on each third anniversary thereafter, the Term shall be automatically extended for an additional three-year period unless otherwise provided by the Board or Committee; and provided, further, that if a Change in Control shall have occurred during the Term, the Term shall expire no earlier than 12 months beyond the date of such Change in Control.

Section 2.Treatment of Performance Equity Awards.  Except as expressly set forth in an award agreement, with respect to any Equity Awards that are subject to performance conditions, if a Change of Control occurs before the end of a performance period and before the achievement of the performance conditions has been determined (“Performance Awards”), such performance conditions shall be deemed achieved (at the maximum level if applicable) prior to the Change of Control but shall remain subject to the service-based vesting conditions originally set forth in such Performance Award (the “Earned Performance Awards”).

Section 3.Severance Eligibility and Benefits.

(a) Benefits Upon Qualifying Termination.  In the event of a Qualifying Termination during a Change in Control Period during the Term, then the Executive shall be entitled to the following (the “Severance Benefits”), in addition to payment of any accrued and unpaid compensation and benefits in accordance with applicable law and the applicable plan:

(i)Provided that, within 55 days following the Separation from Service, the Executive has executed the Release, and any applicable revocation periods relating to the Release have expired:

(A)A lump sum cash payment equal to the sum of Executive’s annual base salary and Executive’s annual cash target bonus, in each case equal to the greatest of that in effect as of (1) immediately prior to the Separation from Service, (2) on the date of the Change in Control or (3) prior to an event resulting in Good Reason;

(B)A lump sum cash payment equal to 12 times 135% of the amount of monthly COBRA continuation premiums for the Executive and his or her eligible dependents as of the Separation from Service for the coverage option and level of medical, dental and/or vision coverage in effect for the Executive immediately prior to the Separation from Service; and

(C)Any Equity Awards (including without limitation Earned Performance Awards) that are outstanding and unvested immediately prior to the Separation from Service will not be forfeited but will become fully vested and, if applicable, exercisable or settled on the date on which the Release becomes irrevocable (or as soon as practical thereafter, but in no event later than 60 days following the Separation from Service).

(b)Timing of Severance Benefits.  The Severance Benefits shall be paid to the Executive within 60 days following the Separation from Service, but in no event later than 15 days following the date on which the Release becomes irrevocable; provided, that if the 60-day period begins in one taxable year and ends in a second taxable year, the Severance Benefits shall be paid in the second taxable year to the extent required to avoid any additional tax, interest or penalties under Section 409A of the Code.

(c)Other Severance Payments.  In the event that the Company is obligated by law or contract to pay an Executive other severance pay, notice pay, or the like, or if the Company is obligated by law to provide advance notice of separation (“Other Severance”), then the amount of the Severance Benefits otherwise payable to Executive shall be reduced by the amount of any such Other Severance actually paid to the Executive (but not below zero). Notwithstanding anything to the contrary herein, nothing in this Section 3(c) shall prevent the Board, or the Committee, from making any subsequent determinations with respect to severance payments and benefits payable to an Executive.

(d)No Mitigation.  The Company agrees that the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to Section 3(a) hereof.  Further, except as set forth in Section 3(c), the amount of any payment or benefit provided for in this Agreement shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company, or otherwise.

Section 4.Successors; Binding Agreement.

(a)Successors.  In addition to any obligations imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume and agree to perform this Agreement (whether by operation of law or by express contractual assumption) in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

(b)Enforcement by Executive’s Successors.  The Company’s obligations under this Agreement shall inure to the benefit of and be enforceable by the Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.  If the Executive shall die while any amount would still be payable to the Executive hereunder if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive’s estate.

Section 5.Settlement of Disputes.  If the Executive and the Company (collectively, the “Parties”) are unable to resolve any controversy or claim arising out of or in connection with this Agreement or breach thereof; either Party shall refer the dispute to binding arbitration, which shall be the exclusive forum of resolving such claims. Such arbitration will be administered by Judicial Arbitration and Mediation Services, Inc. (“JAMS”) pursuant to its Employment Arbitration Rules and Procedures and governed by California law.  The arbitration shall be conducted by a single arbitrator selected by the Parties according to the rules of JAMS.  If the Parties fail to agree on the selection of the arbitrator within 30 days after either the Executive or the Company’s request for arbitration, the arbitrator will be chosen by JAMS.  The arbitration proceeding shall commence on a mutually agreeable date within 90 days after the request for arbitration, unless otherwise agreed by the Parties, and in California, unless the Parties agree otherwise.  The arbitrator shall have no power or authority to make awards or orders granting relief that would not be available to a party in a court of law.  The arbitrator’s award is limited by and must comply with the terms of this Agreement and applicable federal, state, and local laws.  The decision of the arbitrator shall be final and binding on the Parties.

Section 6.Parachute Payments.

(a)Treatment of Payments.  Notwithstanding the provisions of this Agreement, in the event that any payment or benefit received or to be received by the Executive in connection with a Change in Control or the termination of the Executive’s employment or service (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any subsidiary, any affiliate, any person whose actions result in a Change in Control or any person affiliated with the Company or such person) (all such payments and benefits, the “Total Payments”) would be subject (in whole or part) to an excise tax under Section 4999 of the Code (the “Excise Tax”), then, after taking into account any reduction in the Total Payments provided by reason of Section 280G of the Code in such other plan, arrangement or agreement, the payment or benefit to be received by the Executive upon a Change in Control shall, in the Company’s discretion, be either (i) reduced (but not below zero) so that the present value of such Total Payments will be one dollar less than three times the Executive’s “base amount” (as defined in Section 280G(b)(3) of the Code) so that no portion of the Total Payments shall be subject to the Excise Tax (the “Required Reduction”) or (ii) paid in full, whichever produces the better net after-tax position to the Executive (taking into account the Excise Tax and any other applicable taxes).

(b)Ordering of Reduction.  In the case of a reduction in the Total Payments pursuant to Section 6(a), the Total Payments will be reduced in the following order: (i) by reducing any payments to be made to the Executive under Section 2(a)(i); (ii) by reducing any other cash payments to be made to the Executive (excluding any cash payment with respect to the acceleration of equity-based compensation); (iii) by canceling the acceleration of vesting of outstanding Equity Awards; and (iv) by reducing any other benefits provided to the Executive. In the case of the reductions to be made pursuant to each of the above-mentioned clauses, the payment and/or benefit amounts to be reduced, and the acceleration of vesting to be cancelled, shall be reduced or cancelled in the inverse order of their originally scheduled dates of payment or vesting, as applicable, and shall be so reduced (x) only to the extent that the payment and/or benefit otherwise to be paid, or the vesting of the award that otherwise would be accelerated, would be treated as a “parachute payment” within the meaning section 280G(b)(2)(A) of the Code and (y) only to the extent necessary to achieve the Required Reduction.

Section 7.General Provisions.

(a)Notices.  All notices and communications that are required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when delivered personally or upon mailing by registered or certified mail or by email, postage prepaid, return receipt requested, as follows:

If to the Company:

QuinStreet, Inc.
950 Tower Lane, 6th Floor
Foster City, CA  94404
Attn: Office of the General Counsel
Email:  legal@quinstreet.com

If to the Executive, to the address on file with the Company,

or in either case to such other address as may be specified in a notice given by one party to the other party hereunder.

(b)Assignment.  Except as otherwise provided herein or by law, no right or interest of Executive under this Agreement shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including without limitation, by execution, levy, garnishment, attachment, pledge or in any manner; no attempted assignment or transfer thereof shall be effective; and no right or interest of Executive under this Agreement shall be subject to any obligation or liability of Executive. When a payment is due under this Agreement to Executive but Executive is unable to care for his or her affairs, payment may be made directly to his or her legal guardian or personal representative.

(c)Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to any conflicts or choice of law, rule or principle that might otherwise refer the interpretation of this Agreement to the substantive law of another jurisdiction.

(d)Withholding.  Any payments and benefits provided for hereunder shall be paid net of any applicable withholding required under applicable law.

(e)Survival.  The obligations of the Company and the Executive under this Agreement which by their nature and express terms may require either partial or total performance after the expiration of the Term (including, without limitation, those under Section 3) shall survive such expiration.

(f)No Right to Continued Employment.  Neither the establishment of this Agreement, nor any modification thereof; nor the creation of any fund, trust or account, nor the payment of any benefits shall be construed as giving Executive, or any person whomsoever, the right to be retained in the service of the Company, and Executive shall remain subject to discharge to the same extent as if this Agreement had never been adopted.

(g)Headings Descriptive.  The headings of sections and paragraphs of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

(h)Benefits Unfunded.  This Agreement shall not be funded. The Executive shall not have any right to, or interest in, any assets of the Company which may be applied by the Company to the payment of benefits or other rights under this Agreement.

(i)Entire Agreement.  This Agreement represents the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements, whether written or oral.

(j)Enforceability.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

(k)Section 409A.  This Agreement shall be interpreted to avoid any penalty sanctions under Section 409A of the Code.  If any payment or benefit cannot be provided or made at the time specified herein without incurring sanctions under Section 409A of the Code, then such benefit or payment shall be provided in full at the earliest time thereafter when such sanctions will not be imposed.  All payments to be made upon a termination of employment or date of termination under this Agreement will be made upon a Separation from Service. For purposes of Section 409A of the Code, each payment made under this Agreement shall be treated as a separate payment.  In no event may the Executive, directly or indirectly, designate the calendar year of payment.  To the maximum extent permitted under Section 409A of the Code and its corresponding regulations, the Severance Benefits are intended to meet the requirements of the short-term deferral exemption under Section 409A of the Code and the “separation pay exception” under Treas. Reg. §1.409A-1(b)(9)(iii).  However, if the Severance Benefits do not qualify for such exemptions at the time of the Separation from

Service and therefore are deemed as deferred compensation subject to the requirements of Section 409A of the Code, then if the Executive is a “specified employee” under Section 409A of the Code on the date of the Separation from Service, notwithstanding any other provision of this Agreement, payment of Severance Benefits under this Agreement shall be delayed for a period of six months from the date of the Separation from Service if required by Section 409A of the Code.  The accumulated postponed amount shall be paid in a lump sum payment within 15 days after the end of the six-month period.  If the Executive dies during the postponement period prior to payment of the postponed amount, the amounts withheld on account of Section 409A of the Code shall be paid to the Executive’s estate within 15 days after the date of the Executive’s death. All reimbursements and in-kind benefits provided under this Agreement shall be made or provided in accordance with the requirements of Section 409A of the Code, including, where applicable, the requirement that (i) any reimbursement shall be for expenses incurred during the Executive’s lifetime (or during a shorter period of time specified in this Agreement), (ii) the amount of expenses eligible for reimbursement, or in kind benefits provided, during a calendar year may not affect the expenses eligible for reimbursement, or in kind benefits to be provided, in any other calendar year, (iii) the reimbursement of an eligible expense will be made on or before the last day of the calendar year following the year in which the expense is incurred and (iv) the right to reimbursement or in kind benefits is not subject to liquidation or exchange for another benefit.

(l)Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

QUINSTREET, INC.

By:  _____________________

Name:

Title:

EXECUTIVE

_________________________

EXHIBIT A

FORM OF RELEASE

[DATE]
[NAME]
[ADDRESS]

RE: Release of Claims

Dear [NAME]:

This letter sets forth our mutual agreement concerning certain benefits to be provided to you under the Change in Control Severance Agreement dated _____ between you and QuinStreet, Inc. (the “Change in Control Severance Agreement”). For purposes of this release agreement (this “Agreement”), the “Company” shall include QuinStreet, Inc. and any and all parents, subsidiaries, predecessors, successors and affiliate corporations, and its and their respective current and former directors, officers, employees, agents, managers, stockholders, successors, assigns, and other representatives. Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Change in Control Severance Agreement.

In exchange for you executing and not revoking this Agreement, the Company will provide you with the Severance Benefits set forth in the Change in Control Severance Agreement. In accordance with the terms of the Change in Control Severance Agreement, you hereby agree as follows:

Section 1.  Release of Claims.

1.1  In exchange for providing you with the Severance Benefits set forth in the Change in Control Severance Agreement, you agree to waive all claims against the Company, and to release and forever discharge the Company, to the fullest extent permitted by law, from any and all liability for any claims, rights or damages of any kind, whether known or unknown to you, that you may have against the Company as of the date of your execution of this Agreement, arising under any applicable federal, state or local law or ordinance, including but not limited to Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Equal Pay Act, the Uniform Services Employment and Re-employment Rights Act, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act, the Civil Rights Act of 1991, the Rehabilitation Act of 1973, the Older Workers Benefit Protection Act, the Worker Adjustment and Retraining Notification Act, the Fair Labor Standards Act, the Occupational Safety and Health Act of 1970, and claims for individual relief under the Sarbanes-Oxley Act of 2002; California Fair Employment and Housing Act, California Labor Code, California Business and Professions Code, California Family Rights Act, and California Industrial Welfare Commission Wage Orders; and any other federal, state or local statute or constitutional provision governing employment; and all tort, contract (express or implied), common law, and public policy claims of any type whatsoever; all claims for invasion of privacy, defamation, intentional infliction of emotional distress, injury to reputation, pain and suffering, constructive and wrongful discharge, retaliation, wages, monetary or equitable relief; vacation pay, grant or awards under any unvested and/or cancelled equity and/or incentive compensation plan or program, separation and/or severance pay under any separation or severance pay plan maintained by the Company, any other employee fringe benefits plans, medical plans, or attorneys’ fees; or any demand to seek discovery of any of the claims, rights or damages previously enumerated herein (collectively, the “Release of Claims”).

1.2  This Agreement is not intended to, and does not, release rights or claims that may arise after the date of your execution hereof, including without limitation any rights or claims that you may have to secure enforcement of the terms and conditions of this Agreement. To the extent any claim, charge, complaint or action covered by the Release of Claims is brought by you, for your benefit or on your behalf; you expressly waive any claim to any form of monetary or other damages, including attorneys’ fees and costs, or any other form of personal recovery or relief in connection with any such claim, charge, complaint or action. You further agree to dismiss with prejudice any pending civil lawsuit or arbitration covered by the Release of Claims. For purposes of this Agreement, “you” shall include your heirs, executors, administrators, attorneys, representatives, successors and assigns.

1.3  This is a full and final release of all such claims, whether those claims are now known or unknown, and you waive all rights or benefits that you may have or claim to have pursuant to the provisions of Section 1542 of the Civil Code of the State of California, which provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

1.4  The Release of Claims does not waive any rights you may have been granted under the Certificate of Incorporation, Bylaws of the Company or any indemnification agreement between you and the Company relating to your actions on behalf of the Company in the scope of and during the course of your employment by the Company.  Nor does anything in this Agreement impair your rights to vested retirement or 401(k) benefits, if any, due you by virtue of your employment by the Company, or any elections, notices or benefits for which you are eligible as a separated employee of the Company.  The Release of Claims does not waive or release any claims that are not releasable by law.

Section 2.  Exceptions.

2.1  This Agreement does not prohibit or restrict you from lawfully (i) communicating or cooperating with, providing relevant information to, or otherwise assisting in an investigation by any governmental or regulatory body or official(s) or self regulatory organization regarding a possible violation of any federal law relating to fraud or any rule or regulation of the Securities and Exchange Commission; (ii) filing an administrative complaint with the Equal Employment Opportunity Commission, U.S. Department of Labor, National Labor Relations Board, or other federal, state or local agency responsible for administering fair employment, wage-hour, labor and other employment laws and regulations; (iii) cooperating in an investigation, or responding to an inquiry from any such agency; or (iv) testifying, participating in, or otherwise assisting in an action or proceeding relating to a possible violation of any such law, rule or regulation; provided, however, that you agree to waive any claim for individual monetary relief in connection with any such administrative complaint or charge. In addition, nothing in this Agreement precludes you from benefiting from classwide injunctive relief awarded in any employment case brought by any governmental agency or private party, provided that such relief does not result in your receipt of any monetary benefit or equivalent thereof You acknowledge and agree that you are waiving any right to recover any monetary damages or any other form of personal relief in connection with any such action, investigation or proceeding.

2.2  Any non-disclosure provision in this Agreement does not prohibit or restrict you or your attorneys from responding to any inquiry about this Agreement or its underlying facts and circumstances by the

Securities and Exchange Commission or any other self-regulatory organization.  You have the right under federal law to certain protections for cooperating with or reporting legal violations to the Securities and Exchange Commission (the “SEC”) and/or its Office of the Whistleblower, as well as certain other governmental entities and self-regulatory organizations.

Section 3.  Miscellaneous.

3.1 You understand and agree that you may not execute this Agreement prior to the date of termination of your employment. You also acknowledge that you have executed this Agreement voluntarily, free of any duress or coercion. The Company has urged you to obtain the advice of an attorney or other representative of your choice, unrelated to the Company, before executing this Agreement, and you acknowledge that you have had the opportunity to do so. Further, you acknowledge that you have a full understanding of the terms of this Agreement.

3.2 You acknowledge that you have been given at least [21 days]1 within which to consider executing this Agreement (the “Agreement Review Period”) and seven days from the date of your execution of this Agreement within which to revoke it (the “Agreement Revocation Period”). Your executed Agreement must be returned to the undersigned at the address set forth in the Change in Control Severance Agreement.  If you execute this Agreement prior to the end of the Agreement Review Period that the Company has provided for you, you agree and acknowledge that: (i) your execution was a knowing and voluntary waiver of your right to consider this Agreement for the full 21 days; and (ii) you had sufficient time in which to consider and understand the Agreement, and to review it with your attorney or other representative of your choice, if you wished.  Any revocation of this Agreement must be in writing and returned to the undersigned at the address set forth in the Change in Control Severance Agreement via certified U.S. Mail, return receipt requested. In the event that you revoke this Agreement, you acknowledge that you will not be entitled to receive, and agree not to accept, any Severance Benefits under the Change in Control Severance Agreement and this Agreement.  You agree that your acceptance of any Severance Benefits will constitute an acknowledgment that you did not revoke this Agreement.  This Agreement will not become effective or enforceable until the Agreement Revocation Period has expired.

Section 4.  Miscellaneous.

4.1 This Agreement is the entire agreement between you and the Company, and supersedes any and all oral and written agreements between you and the Company, on the topics covered herein, except for any prior agreements and commitments on your part concerning confidential information, trade secrets, copyrights, patents or other intellectual property and the like, which shall continue in effect in accordance with their terms.  By offering and entering into this Agreement, neither you nor the Company admits any liability or wrongdoing toward the other whatsoever.  This Agreement may not be changed, except by a writing signed both by you and the Company specifically for that purpose.

4.2 This Agreement shall be governed and interpreted in accordance with, the laws of the State of California.  If any portion of this Agreement should ever be determined to be unenforceable, the other provisions of this Agreement shall remain in full force and effect.

[1]

The standard review period for an ADEA release is 21 days.  This period is extended to 45 days in the case of a group termination program.  In the case of a group termination program, additional information regarding terminating/non-terminating employees is required to be provided for the waiver to be deemed “knowing and voluntary” under ADEA.

BY SIGNING THIS AGREEMENT AND RELEASE YOU ACKNOWLEDGE THAT YOU ARE KNOWINGLY AND VOLUNTARILY WAIVING AND RELEASING ANY AND ALL RIGHTS YOU MAY HAVE AGAINST THE COMPANY UP TO THE DATE OF YOUR EXECUTION OF THIS AGREEMENT UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT, THE OLDER WORKERS BENEFIT PROTECTION ACT AND ALL OTHER APPLICABLE DISCRIMINATION LAWS, STATUTES, ORDINANCES OR REGULATIONS.

If you have any questions, please let me know.  If these terms are acceptable, sign and date the letter below and return the original signed copy to me. An extra copy is enclosed for your records.

AGREED AND ACCEPTED:

Executive Signature
DATE:

[Signature Page to Release]